PROSPECTUS and				PRICING SUPPLEMENT NO. 42
PROSPECTUS SUPPLEMENT, each		effective at 11:00 AM ET
Dated June 18, 1997			Dated December 8, 1998
CUSIP: 24422EKK4				Commission File No.: 333-10561
Filed pursuant to Rule 424(b)(3)

                        U.S. $422,850,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES C
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				10 December 1998

Maturity Date:					10 December 1999

Principal Amount:					$100,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Minus One and one half Basis Points

Initial Interest Determination Date:	08 December 1998

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 10th
							                  (or next day business)

Interest Determination Dates:			Two London Banking Days
                                preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 10th
							                    (or next day business)

Redemption Provisions:				None

Plan of Distribution:				Chase Securities Inc.
                         has purchased the Senior Notes
                         as principal at a purchase
                         price of 100% of the
                         aggregate principal amount
                         of the Senior Notes.


Chase Securities Inc.